Exhibit A

Funds	Dates
First Trust Exchange Traded Fund VIII
First Trust CEF Income Opportunity ETF	12/31/2020
First Trust Municipal CEF Income Opportunity ETF	12/31/2020
First Trust TCW Opportunistic Fixed Income ETF	12/31/2020
EquityCompass Risk Manager ETF	12/31/2020
EquityCompass Tactical Risk Manager ETF	12/31/2020
First Trust TCW Unconstrained Plus Bond ETF	12/31/2020
First Trust Low Duration Strategic Focus ETF	12/31/2020
FT Cboe Vest U.S. Equity Buffer ETF – August	11/1/2021
FT Cboe Vest U.S. Equity Deep Buffer ETF – August	11/1/2021
FT Cboe Vest U.S. Equity Buffer ETF – November	11/1/2021
FT Cboe Vest U.S. Equity Deep Buffer ETF – November	11/1/2021
First Trust Active Factor Large Cap ETF	11/24/2021
First Trust Active Factor Mid Cap ETF	11/24/2021
First Trust Active Factor Small Cap ETF	11/24/2021
FT Cboe Vest U.S. Equity Buffer ETF – February	02/01/2022
FT Cboe Vest U.S. Equity Deep Buffer ETF – February	02/01/2022
First Trust TCW Securitized Plus ETF	04/06/2022
FT Cboe Vest U.S. Equity Buffer ETF – May	05/01/2022
FT Cboe Vest U.S. Equity Deep Buffer ETF – May	05/01/2022
FT Cboe Vest U.S. Equity Buffer ETF – June	06/01/2022
FT Cboe Vest U.S. Equity Deep Buffer ETF – June	06/01/2022
FT Cboe Vest U.S. Equity Buffer ETF – July	07/01/2022
FT Cboe Vest U.S. Equity Deep Buffer ETF – July	07/01/2022
FT Cboe Vest Fund of Buffer ETFs	08/07/2022